UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 22, 2014

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The results of the matters submitted to a shareholder vote at the Annual Meeting of Associated Banc-Corp (the “Company) held on April 22, 2014, were as follows:

(1) Election of the below-named nominees to the Board of Directors (the “Board) of the Company:

Nominee	Number of Votes FOR	Number of Votes Withheld	Broker Non- Votes
John F. Bergstrom	124,474,249	2,719,182	18,828,874
Ruth M. Crowley	125,522,656	1,670,775	18,828,874
Philip B. Flynn	126,462,129	731,301	18,828,874
Ronald R. Harder	126,148,355	1,045,076	18,828,874
William R. Hutchinson	126,195,361	998,070	18,828,874
Robert A. Jeffe	125,457,165	1,736,266	18,828,874
Eileen A. Kamerick	126,240,492	952,938	18,828,874
Richard T. Lommen	125,511,707	1,681,724	18,828,874
Cory L. Nettles	126,367,643	825,788	18,828,874
J. Douglas Quick	126,184,219	1,009,211	18,828,874
Karen T. van Lith	126,307,175	886,255	18,828,874
John B. Williams	126,498,875	694,555	18,828,874

Each of the nominees was elected.

(2) Advisory approval of Associated Banc-Corp’s named executive officer compensation:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
120,343,628	5,082,464	1,767,331	18,828,881

This matter was approved by shareholders.

(3) Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014:
Number of Votes FOR	Number of Votes Against	Withheld/Abstentions	Broker Non-Votes
144,731,863	778,888	511,553	0

This matter was approved by shareholders.

Item 8.01. Other Events.

On April 22, 2014, the Board of Directors of the Company declared a dividend on the Company’s outstanding common shares and outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares. The news release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release dated April 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: April 24, 2014	By: /s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated April 22, 2014.

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